Exhibit 1.1

SECOND AMENDMENT TO AMENDED AND

RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is dated as of February 26, 2014, among RETAILMENOT, INC., formerly known as “WhaleShark Media, Inc.”, SPECTRAWIDE ACQUISITION CO., LLC, CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, WSM CV, LLC and RNOT, LLC, formerly known as RetailMeNot, LLC, which in turn was formerly known as RMN Acquisition Co., LLC (each, individually a “Borrower,” and collectively the “Borrowers”), YSL VENTURES, INC. (“Guarantor”), COMERICA BANK, a Texas banking association, as administrative agent (in such capacity, “Agent”), and the Majority Lenders (as defined in the Loan Agreement referred to below) party hereto.

RECITALS:

A. Borrowers, Agent and the Lenders have previously entered into the Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 1, 2013, as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 11, 2013 (such agreement, together with all amendments and restatements, the “Loan Agreement”).

B. Borrowers, Guarantor, Agent and the Lenders desire to amend the Loan Agreement as herein provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Defined Terms. All terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” and to the “Loan Agreement” shall mean the Loan Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.

ARTICLE II

Amendments

2.1 Additions to Section 1.1 of the Loan Agreement. Effective as of the date hereof, the following definitions are added in alphabetical order to Section 1.1 of the Loan Agreement to read in their entirety as follows:

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“IP Consolidation Transactions” shall mean the following: (a) loans by RMN to WSM Int’l CV to finance the transactions described in clause (b) of this definition, (b) acquisition by WSM Int’l CV of the economic rights to use certain foreign intellectual property from RetailMeNot UK Ltd., RetailMeNot, France, S.A.S. and Abcyne, S.A.S., (c) sales by RMN of the economic rights to use certain foreign intellectual property to WSM Int’l CV and acquisition by RMN of the economic rights to use certain U.S. intellectual property from WSM Int’l CV, and (d) receipt by RMN of payments to be applied to outstanding intercompany loans made to RetailMeNot Limited, all as more specifically described in written materials previously provided to the Lenders by the Borrowers.

“WSM Int’l CV” shall mean WhaleShark Media International C.V., a company organized under the laws of the Netherlands.

2.2 Amendment to Section 1.1 of the Loan Agreement. Effective as of the date hereof, the following definition in Section 1.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, any Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent under this Agreement or any of the other Loan Documents, and which shall be deemed to include protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to the Agent, any Lender or Affiliates thereof arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication. Notwithstanding the foregoing, the term “Indebtedness” shall not be deemed to include any obligation of a Credit Party to

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guarantee, become jointly and severally obligated for a pledge assets in support of a “swap”, as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”) entered into on or after October 12, 2012, if at the time that swap is entered into, such Credit Party is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.

2.3 Amendment to Section 4.8(a) of the Loan Agreement. Effective as of the date hereof, Section 4.8(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

(a) Subject to clauses (d) and (e) hereof, immediately upon receipt by any Credit Party of any Net Cash Proceeds from any Asset Sales (other than the IP Consolidation Transactions) which are not Reinvested as described in the following sentence, the Borrowers shall prepay the Term Loans by an amount equal to 100% of such Net Cash Proceeds provided, however that the Borrowers shall not be obligated to prepay the Term Loans with such Net Cash Proceeds if the following conditions are satisfied: (i) promptly following the sale, the Borrowers provide to the Agent a certificate executed by a Responsible Officer of the Borrowers (“Reinvestment Certificate”) stating (x) that the sale has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the sale or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such Net Cash Proceeds is commenced and completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the sale and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, the Borrowers shall promptly pay such proceeds to the Agent, to be applied to repay the Term Loans in accordance with clauses (d) and (e) hereof.

2.4 Amendment to Section 8.3. Effective as of the date hereof, Section 8.3 of the Loan Agreement is amended and restated to read in its entirety as follows:

8.3 Acquisitions. Except for Permitted Domestic Acquisitions, acquisitions permitted under Section 8.7, if any, and the IP Consolidation Transactions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

2.5 Amendment to Section 8.7(d). Effective as of the date hereof, Section 8.7(d) of the Loan Agreement is amended and restated to read in its entirety as follows:

(d) (i) intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or any Borrower; provided that, in the case of any intercompany loans or intercompany Investments made by any Borrower in any Guarantor, the aggregate amount from time to time outstanding in respect

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thereof shall not exceed $2,500,000, (ii) intercompany loans made by any Borrower to or in RetailMeNot, France, S.A.S., a company organized under the laws of France, to be used solely to finance the 2013 French Acquisition, (iii) intercompany loans (other than intercompany loans that are part of the IP Consolidation Transactions) made by any Borrower or Guarantor to or in any Foreign Subsidiary so long as (x) the aggregate amount of all such intercompany loans shall not exceed an amount equal to $100,000,000, minus all Permitted Domestic Acquisitions and (y) all such amounts are used by such Foreign Subsidiary solely to finance a Permitted Foreign Acquisition, and (iv) intercompany loans that are part of the IP Consolidation Transactions; and provided, further, that in each case, under clauses (i), (ii), (iii), and (iv) above, (A) no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made, (B) all intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents and (C) no Credit Party will adjust, settle, compromise, amend or modify any such Intercompany Notes executed by a Foreign Subsidiary except for an adjustment, settlement, compromise, amendment or modification made in good faith and in the ordinary course of business;

2.6 Amendment to Section 8.8. Effective as of the date hereof, Section 8.8 of the Loan Agreement is amended and restated to read in its entirety as follows:

8.8 Transaction With Affiliates. Except as set forth in Schedule 8.8 attached hereto, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates, directors or officers of the Credit Parties except: (a) transactions with Affiliates, directors or officers that are the Borrowers or Guarantors; (b) transactions otherwise permitted under this Agreement; (c) the IP Consolidation Transactions; and (d) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms no less favorable to such Credit Party than it would obtain in a comparable arm’s length transaction from unrelated third parties.

ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Amendment and Other Documents. Agent shall have received (i) this Amendment executed by Borrowers, Guarantor, and Majority Lenders, and (ii) revised Exhibits to the Intellectual Property Security Agreement reflecting all intellectual property owned by the Grantors (as defined therein) after giving effect to the IP Consolidation Transactions.

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(b) No Default. No Default or Event of Default shall exist.

(c) Representations and Warranties. All of the representations and warranties contained in the Loan Agreement, as amended hereby, shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(d) Other Fees and Expenses. The Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in connection with the preparation, negotiation and execution of the Loan Documents.

ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications by Borrowers. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Guarantor, Lenders, and Agent agree that each of the Loan Agreement and the other Loan Documents, in each case as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its respective terms. This Amendment is a “Loan Document” as referred to in the Loan Agreement and the provisions relating to Loan Documents in the Loan Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

4.2 Ratification by Guarantor. Guarantor hereby consents and agrees to this Amendment and agrees that (a) the Loan Documents to which Guarantor is a party shall remain in full force and in effect and (b) the Loan Documents to which Guarantor is a party shall continue to guarantee the Indebtedness and shall continue to be the legal, valid and binding obligation of Guarantor and enforceable against Guarantor in accordance with its terms. In addition, Guarantor hereby agrees that each other Collateral Document to which Guarantor is a party shall remain in full force and in effect and shall continue to (i) secure the Indebtedness, and (ii) be the legal, valid and binding obligation of Guarantor and enforceable against Guarantor and Collateral in accordance with their respective terms.

4.3 Representations and Warranties of Borrowers. Borrowers hereby represent and warrant to Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents (as defined in the Loan Agreement) executed and/or delivered by the Borrowers in connection herewith have been authorized by all requisite action on the part of Borrowers and will not violate any organizational document of Borrowers, (b) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

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4.4 Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents (as defined in the Loan Agreement) executed and/or delivered by Guarantor in connection herewith have been authorized by all requisite action on the part of Guarantor and will not violate any organizational document of Guarantor, (b) the representations and warranties contained in the Loan Documents, as amended hereof, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) Guarantor is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

ARTICLE V

Miscellaneous

5.1 No Waivers. Nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Loan Agreement or any other Loan Document. All rights and remedies of the Agent or any Lender are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of the Agent or any Lender to require strict performance by each of the Borrowers and Guarantor of each provision of any Loan Document to which such Person is a party, except as expressly provided herein. Except as amended hereby, all terms and provisions and all rights and remedies of the Agent or any Lender under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

5.2 No Further Amendments. Except as previously amended in writing or as amended hereby, the Loan Agreement and the other Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.

5.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

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5.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

5.6 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank.]

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Executed as of the date first written above.

BORROWERS:

RETAILMENOT, INC.

By:	/s/ Gordon Cotter Cunningham
Name:	Gordon Cotter Cunningham
Title:	CEO

SPECTRAWIDE ACQUISITION CO., LLC,
CSB ACQUISITION CO., LLC,
CLTD ACQUISITION CO., LLC,
SMALLPONDS, LLC,
DEALS.COM, LLC,
RNOT, LLC, and
WSM CV, LLC

By:	RetailMeNot, Inc.,
as sole member of each entity listed above

	By:	/s/ Gordon Cotter Cunningham
	Name:	Gordon Cotter Cunningham
	Title:	CEO

GUARANTOR:

YSL VENTURES, INC.

By:	/s/ Gordon Cotter Cunningham
Name:	Gordon Cotter Cunningham
Title:	CEO

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AGENT AND LENDERS:

COMERICA BANK, as Administrative Agent, Swing Line Lender, Issuing Lender and a Lender

By:	/s/ Stephen P. Bitter
Stephen P. Bitter
Vice President

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REGIONS BANK,
as Syndication Agent and a Lender

By:	/s/ Greg Jones

Name:	Greg Jones
Title:	Senior Vice President

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TEXAS CAPITAL BANK, N.A.,
as a Lender

By:	/s/ Chris Wheeler

Name:	Chris Wheeler
Title:	Executive Vice President

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FIFTH THIRD BANK,
as a Lender

By:	/s/ Thomas J. Randall

Name:	Thomas J. Randall
Title:	Vice President

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JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Daryl Parrish

Name:	Daryl Parrish
Title:	Vice President

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SQUARE 1 BANK,
as a Lender

By:	/s/ David McLaughlin

Name:	David McLaughlin
Title:	SVP

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AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jennifer Wilkinson

Name:	Jennifer Wilkinson
Title:	Senior Vice President

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AMERICAN BANK,
as a Lender

By:	/s/ Phillip A. Wright

Name:	Phillip A. Wright
Title:	Senior Commercial Lender

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ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Kamran Khan

Name:	Kamran Khan
Title:	Authorized Signatory

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